Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  September 11, 2009

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's Telephone Number, Including Area Code)

ITEM 7.01	REGULATION FD DISCLOSURE

On September 11, 2009, Eric Langan, our President and Chief Executive Officer, will be attending the Sidoti West Coast Institutional Investor Forum in San Francisco, California. During the conference, Mr. Langan will make a business summary power point presentation to the attendees.

Since some portions of the business summary power point presentation may contain information which may not have been previously disclosed in our filings with the Securities and Exchange Commission, we are filing herewith, in compliance with Regulation FD, a copy of the business summary power point presentation as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Business Summary Power Point Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

/s/ Eric Langan
By: Eric Langan
Date: September 10, 2009	Chairman, President, Chief Executive Officer